UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2017

Dorman Products, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania		18915
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 9, 2017, the Board of Directors (the “Board”) of Dorman Products, Inc. (the “Company”) increased the size of the Board from six to seven directors and appointed Kelly A. Romano to fill the newly created directorship effective immediately. Ms. Romano will serve as a director of the Company until the expiration of her term on the date of the Company’s annual meeting of shareholders in 2018 and until her successor is selected and qualified, except in the event of her earlier death, resignation or removal. Ms. Romano was also appointed to the Board’s Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.

As a non-employee director, Ms. Romano will participate in the standard compensation arrangement for our non-employee directors, currently comprised of an annual cash retainer of $60,000 and an annual restricted stock award with a grant date value of approximately $90,000. In connection with her appointment, Ms. Romano will receive a pro-rata portion of the director’s annual cash retainer for the current board year. In addition, in connection with her appointment, on November 9, 2017, Ms. Romano was granted 903 shares of restricted stock with a grant date value of approximately $60,000, representing a pro rata portion of the annual restricted stock award for non-employee directors.

Ms. Romano, 55, has been an executive advisory board member of Gryphon Investors, a private equity firm focused on middle-market investment opportunities, since December 2016, and a senior advisory partner for Sand Oak Capital Partners, LLC, a private equity firm focused on industrial and manufacturing investments, since May 2016. In addition, since May 2016, Ms. Romano has been providing independent consulting services related to strategy, acquisitions, deal structure, and channel development for high technology small and mid-size companies. From 1984 to April 2016, Ms. Romano served in various capacities at United Technologies Corporation (“UTC”) (NYSE:UTX), a diversified company that provides high technology products and services to the building and aerospace industries. From September 2014 to April 2016, Ms. Romano served as President, Intelligent Building Technologies for the UTC Building & Industrial Systems business. From March 2012 to September 2014, Ms. Romano was at the UTC Corporate Office as Corporate Vice President, Business Development. From May 2011 to February 2012, Ms. Romano held the position of President, Global Security Products at UTC Fire & Security. She first joined UTC Fire & Security in January 2010 and held the role of Senior Vice President, Global Sales & Marketing from January 2010 to April 2011. Before joining UTC’s Fire & Security, Ms. Romano was employed by UTC’s Carrier Corporation for 25 years in various positions, including President, Building Systems & Services from January 2006 to December 2009 and President, Distribution Americas from November 2004 to January 2006. Ms. Romano currently serves on the boards of various privately held companies.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated November 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: November 13, 2017	By:	/s/ Kevin Olsen
		Name:	Kevin Olsen
		Title:	Chief Financial Officer